UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 04, 2023

 SCHOLASTIC CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware		000-19860	13-3385513
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)
557 Broadway,
New York,	New York		10012
(Address of Principal Executive Offices)			(Zip Code)
(212) 343-6100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	SCHL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On October 4, 2023 Scholastic Corporation (the "Company") entered into a first amendment ("Amendment") to the amended and restated employment agreement ("Agreement") with Peter Warwick, the Company's Chief Executive Officer.

Under the Amendment, the term of the Agreement, which was scheduled to expire on July 31, 2024, has been changed to continue from year-to-year provided that each of the Company and Mr. Warwick mutually agree in writing no later than January 31 of each year (commencing in calendar 2024) to extend the agreement for an additional one year period.

Section 4(a) of the Agreement has been amended to provide that the annual cash bonus opportunity will be extended to all years during the term and that for fiscal year 2024 and all years thereafter Mr. Warwick's bonus opportunity will be determined in accordance with Scholastic's short term cash incentive plan with a maximum target opportunity of 125% of his base salary. As provided in revised Section 4(a) of the Agreement, for fiscal year 2024, the Corporation's Human Resources and Compensation Committee ("HRCC") has set a Scholastic-wide Corporate Operating Income target of $100 million in order for Mr. Warwick to receive the full target opportunity.

Section 5(b) of the Agreement has been amended to extend the grant of annual performance based RSU awards to each year during the term of the Agreement rather than providing them only for 2022, 2023 and 2024.

A new Section 5(c) of the Agreement has been added by the Amendment that provides for the Company to recommend to the HRCC that Mr. Warwick be granted an annual equity award with a total value of $500,000, of which 75% shall be in the form of RSUs and 25% shall be in the form of Stock Options. The exercise price per share of the Stock Options shall be equal to the fair market value of a share of Common Stock on the date of grant determined in accordance with the terms of the Company's 2021 stock incentive plan ("2021 Plan"), with the number of shares of Common Stock subject to such option being based upon the Black-Scholes model of calculating the fair value of a stock option, such calculation to include the standard Company metrics necessary to cause the Black-Scholes aggregate value of such options on the grant date to be equal to $125,000. The number of RSUs to be granted will be the number equal to $375,000 divided by the fair market value of a share of Common Stock on the date of grant determined in accordance with the terms of the 2021 Plan.

Subject to Mr. Warwick's continued employment thereunder, the RSU Awards and the Stock Options granted pursuant to Section 5(c) will vest 12 months after the grant date.

The Stock Options granted pursuant to new Section 5(c) shall be exercisable by Mr. Warwick (or his heirs) for a seven year period, notwithstanding the termination of Mr. Warwick's employment during such period, except as provided in Section 10(a) of the Agreement if Mr. Warwick is terminated by the Company for "Cause" (as defined in the Agreement) or if Mr. Warwick voluntarily terminates his employment prior to the end of the Term other than for "Good Reason" (as defined in the Agreement).

The above summary of the Amendment is not complete and is qualified in its entirety by reference to the terms of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The Amendment amends the First Amended and Restated Employment Agreement between Scholastic Corporation and Peter Warwick, effective August 1, 2021 which appears as Exhibit 10.20 to the Company's annual report on Form 10-K for the year ended May 31, 2023 (incorporated by reference to the August 31, 2022 10-Q of the Company).

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	The following exhibits are filed as part of this report:

	10.1	First Amendment to Amended and Restated Employment Agreement dated October 4, 2023, by and between Peter Warwick and Scholastic Corporation.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: October 5, 2023	By:	/s/ Andrew S. Hedden
	Name:	Andrew S. Hedden
	Title:	Executive Vice President and General Counsel

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